Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(637,660)
Unrealized Gain (Loss) on Market Value of Futures	(5,894,910)
Dividend Income	2,601
Interest Income	853
ETF Transaction Fees	700
Total Income (Loss)	$(6,528,416)

Expenses
General Partner Management Fees	$56,810
SEC & FINRA Registration Expense	10,113
Audit Fees	7,192
NYMEX License Fee	1,420
Brokerage Commissions	1,119
Prepaid Insurance Expense	962
Non-interested Directors' Fees and Expenses	908
Total Expenses	$78,524
Net Income (Loss)	$(6,606,940)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$115,135,324
Additions (50,000 Units)	1,948,398
Withdrawals (150,000 Units)	(5,723,361)
Net Income (Loss)	(6,606,940)

Net Asset Value End of Month	$104,753,421
Net Asset Value Per Unit (2,750,000 Units)	$38.09

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612